FIRST AMENDMENT TO THE
                      PLAN AND AGREEMENT OF REORGANIZATION
                                      AMONG
                          FINANCIAL MEDIA GROUP, INC.,
                                       AND
                             WALLSTREET DIRECT, INC.

      THIS FIRST AMENDMENT TO THE PLAN AND AGREEMENT OF REORGANIZATION (the "Amendment") is dated as of September 21, 2005, among Financial Media Group, Inc. ("FMG"), Wallstreet Direct, Inc. ("Wallstreet"). This Amendment amends that certain Plan and Agreement of Reorganization (the "Agreement") between FMG, Wallstreet and Stockholder dated September 19, 2005.

                                    RECITALS

      A. FMG, Wallstreet and Stockholder signed the Agreement on September 19, 2005.

      B. The Agreement provides for the acquisition of Wallstreet by FMG.

      C. The parties desire to amend the Agreement to further ensure the closing of the transaction.

                                    AMENDMENT

      NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged the parties agree to amend the Agreement as follows:

1. Section 3.3(a)(5) is hereby deleted in its entirety and replaced with the following language:

      "An opinion of counsel for Wallstreet dated the Closing Date, in a form deemed acceptable by FMG and its counsel;"

2. Section 3.3(b)(5) is hereby deleted in its entirety and replaced with the following language:

      "An opinion of counsel for FMG, dated the Closing Date, in a form acceptable by Wallstreet and its counsel;"

3.    Section 13.10 is hereby amended by deleting the following:

                "With a Copy to:

                             Lance Jon Kimmel, Esq.
                             11693 San Vincente Blvd.
                             Suite 357
                             Los Angeles, CA 90049
                             Fax (310) 388-1320

                With a Copy to:

                            William B. Barnett, Esq.
                            Stone, Rosenblatt & Cha
                            21550 Oxnard Street, Suit 200
                            Woodland Hills, CA 91367
                            Fax (818) 999-2269"



4. Except as hereby amended, the Agreement shall remain in full force and effect.

                            [signature page follows]

      IN WITNESS WHEREOF, this Amendment has been approved by each of the parties as of the date first above written.

                                            FINANCIAL MEDIA GROUP, INC.


                                            /s/ Javan Khazali
                                            ------------------------------------
                                            Javan Khazali, President


                                            WALLSTREET DIRECT, INC.

                                            /s/ Neeraj S. Iyer
                                            ------------------------------------
                                            Neeraj S. Iyer


                                            STOCKHOLDER

                                            /s/ Scott Christensen
                                            ------------------------------------
                                            AMC Capital Group Ltd.
                                            Scott Christiansen